Exhibit 99.1

Inotiv Reports First Quarter Financial Results for Fiscal 2025 and Provides Business Update

–Enhanced liquidity by $27.5 million through the issuance of 6.9 million common shares
–First quarter fiscal 2025 revenue declined 11.5% to $119.9 million
–Conference call scheduled for today at 4:30 pm ET

WEST LAFAYETTE, IN, February 5, 2025 – Inotiv, Inc. (Nasdaq: NOTV) (the “Company”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced financial results for the three months (“Q1 FY 2025”) ended December 31, 2024.

Revenue by Segment (in millions of USD)

	Three Months Ended December 31,		% change
	2024	2023
	(unaudited)	(unaudited)
DSA (Discovery & Safety Assessment)	$42.8	$44.7	(4.2)%
RMS (Research Models & Services)	$77.1	$90.8	(15.1)%
Total	$119.9	$135.5	(11.5)%

Management Commentary

Robert Leasure Jr., President and Chief Executive Officer, commented, “We are dedicated to building a stronger, more consistent company that delivers value to our clients, employees, and shareholders. In the first quarter of fiscal 2025, we continued to make progress in our top priorities, such as unifying our operations under one brand and as one company, strengthening our financial stability, and enhancing the client experience. Our recent equity offering generated $27.5 million in net proceeds, which allows us to continue to make thoughtful, strategic decisions, and to drive sustainable growth creating shareholder value.

"To reduce revenue volatility, we have expanded our NHP client base and secured pre-sales for calendar year 2025. Additionally, we expect our colony management services to experience steady growth and increased revenue, building on the momentum from 2024. We are continuing to advance the optimization of our North American transportation and distribution systems for a smoother, more reliable experience for our clients while improving overall efficiency. Finally, once we complete the next phase of our North American RMS site optimization plan, we anticipate annual cost savings of approximately $4.0 to $5.0 million. These efficiencies are expected to help us maintain high-quality service, reduce production costs, and continue being a trusted partner in delivering consistent, reliable service for our clients."

Highlights

Q1 FY 2025 Highlights

•Revenue was $119.9 million in Q1 FY 2025, a decrease of $15.6 million or 11.5%, compared to $135.5 million during the three months ended December 31, 2023 (“Q1 FY 2024”), primarily driven by a decrease of $13.7 million, or 15.1%, in Research Models and Services (“RMS”) revenue and a $1.9 million, or 4.2%, decrease in Discovery and Safety Assessment ("DSA") revenue.
•Consolidated net loss for Q1 FY 2025 was $27.6 million, or 23.0% of total revenue, compared to consolidated net loss of $15.8 million, or 11.7% of total revenue, in Q1 FY 2024.
•Adjusted EBITDA1 in Q1 FY 2025 was $2.6 million, or 2.2% of total revenue, compared to $9.6 million, or 7.1% of total revenue, in Q1 FY 2024.
•Book-to-bill ratio for Q1 FY 2025 was 1.01x for the DSA services business.
•DSA backlog was $130.4 million at December 31, 2024 compared to $129.9 million at September 30, 2024 and $152.3 million at December 31, 2023.

1 This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” in this release for further information.

Operational and Capital Resources Highlights

•On October 24, 2024, the Company and Orient BioResource Center entered into a Third Amendment to extend the maturity date of the Seller Payable to January 27, 2026.
•In closings on December 19, 2024 and December 30, 2024, the Company raised approximately $27.5 million in net proceeds from its underwritten public offering of a total of 6.9 million common shares at a price to the public of $4.25 per share.

First Quarter Fiscal 2025 Financial Results (Three Months Ended December 31, 2024)

Revenue decreased 11.5% to $119.9 million in Q1 FY 2025 as compared to $135.5 million in Q1 FY 2024. The lower total revenue in the first quarter was driven by a $13.7 million decrease in RMS revenue and a $1.9 million decrease in DSA revenue. The decrease in RMS revenue was due to lower non-human primate ("NHP") related product and service revenue of $13.5 million mainly as a result of lower pricing for NHPs. DSA revenues decreased primarily due to a decrease in discovery service revenue.

Operating loss was $15.5 million in Q1 FY 2025 as compared to an operating loss of $9.4 million in Q1 FY 2024. The increase in operating loss was primarily driven by a decrease in RMS operating income of $6.3 million, or 123.3%. The decrease in RMS operating income was driven by the decrease in revenue discussed above, partially offset by a $6.4 million decrease in cost of revenue. The decrease in RMS cost of revenue was primarily driven by decreases in costs associated with NHP-related product and service revenue of $3.9 million, as well as decreases in restructuring costs, transportation costs and costs related to sites closed in connection with our optimization plan.

Cash and cash equivalents of $38.0 million at December 31, 2024, compares to $21.4 million at September 30, 2024. Cash used in operating activities was $4.5 million for Q1 FY 2025 compared to $6.5 million for Q1 FY 2024. For Q1 FY 2025, capital expenditures totaled $4.5 million compared to $5.6 million for Q1 FY 2024. Total debt, net of debt issuance costs, as of December 31, 2024, was $396.0 million. As of December 31, 2024, there were no borrowings on the Company’s $15.0 million revolving credit facility.

Webcast and Conference Call
Management will host a conference call on Wednesday, February 5, 2025, at 4:30 pm ET to discuss first quarter fiscal 2025 results.
Interested parties may participate in the call by dialing:
•(800) 579-2543 (Domestic)
•(785) 424-1789 (International)
•"Inotiv" (Conference ID)

The live conference call webcast will be accessible in the Investors section of the Company’s web site and directly via the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1703666&tp_key=aaee0f56f1

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Inotiv’s web site at: https://ir.inotiv.com/events-and-presentations/default.aspx.

Note on Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue for the three months ended December 31, 2024 and 2023 and selected business segment information for those periods. Adjusted EBITDA as reported herein refers to a financial measure that excludes from consolidated net loss, statements of operations line items interest expense and income tax benefit/provision, as well as non-cash charges for depreciation and amortization, stock compensation expense, acquisition and integration costs, startup costs, restructuring costs, unrealized foreign exchange (gain) loss, amortization of inventory step up, (gain) loss on disposition of assets and other unusual, third party costs. The adjusted business segment information excludes from operating loss and unallocated corporate operating expenses for these same expenses. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

The Company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the Company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures as supplemental and in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments. Management strongly encourages investors to review the Company's condensed consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About the Company

Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs and medical devices to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical research and development projects, all while working together to build a healthier and safer world. Further information about Inotiv can be found here: https://www.inotiv.com/.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, statements regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our services and products; (iii) trends in the industries that consume our services and products; (iv) market and company-specific impacts of NHP supply and demand matters; (v) compliance with the Resolution Agreement and Plea Agreement and the expected impacts on the Company related to the compliance plan and compliance monitor, and the expected amounts, timing and expense treatment of cash payments and other investments thereunder; (vi) our ability to service our outstanding indebtedness and to comply or regain compliance with financial covenants, including those established by the Seventh Amendment to our Credit Agreement; (vii) our current and forecasted cash position; (viii) our ability to make capital expenditures, fund our operations and satisfy our obligations; (ix) our ability to manage recurring and unusual costs; (x) our ability to execute on and realize the expected benefits related to our restructuring and site optimization plans; (xi) our expectations regarding the volume of new bookings, pre-sales, pricing, cost savings initiatives, expansion of services, operating income or losses and liquidity; (xii) our ability to effectively fill the recent expanded capacity or any future expansion or acquisition initiatives undertaken by us; (xiii) our ability to develop and build infrastructure and teams to manage growth and projects; (xiv) our ability to continue to retain and hire key talent; (xv) our ability to market our services and products under our corporate name and relevant brand names; (xvi) our ability to develop new services and products; (xvii) our ability to negotiate amendments to the Credit Agreement or obtain waivers related to the financial covenants defined within the Credit Agreement, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission. Further discussion of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in our Annual Report on Form 10-K as filed on December 4, 2024, as well as other filings we make with the Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	LifeSci Advisors
Beth A. Taylor, Chief Financial Officer	Steve Halper
(765) 497-8381	(646) 876-6455
beth.taylor@inotiv.com	shalper@lifesciadvisors.com

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2024	2023
Service revenue	$53,557	$53,863
Product revenue	66,319	81,638
Total revenue	$119,876	$135,501
Costs and expenses:
Cost of services provided (excluding depreciation and amortization of intangible assets)	39,244	39,077
Cost of products sold (excluding depreciation and amortization of intangible assets)	55,594	62,951
Selling	5,137	5,348
General and administrative	19,152	19,927
Depreciation and amortization of intangible assets	14,179	14,250
Other operating expense	2,077	3,319
Operating loss	$(15,507)	$(9,371)
Other (expense) income:
Interest expense	(13,838)	(11,364)
Other (expense) income	(463)	1,413
Loss before income taxes	$(29,808)	$(19,322)
Income tax benefit	2,178	3,494
Consolidated net loss	$(27,630)	$(15,828)
Less: Net loss attributable to noncontrolling interests	—	(440)
Net loss attributable to common shareholders	$(27,630)	$(15,388)

Loss per common share
Net loss attributable to common shareholders:
Basic	$(1.02)	$(0.60)
Diluted	$(1.02)	$(0.60)
Weighted-average number of common shares outstanding:
Basic	27,160	25,764
Diluted	27,160	25,764

INOTIV, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,	September 30,
	2024	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,043	$21,432
Trade receivables and contract assets, net of allowances for credit losses of $6,421 and $6,931, respectively	70,140	73,560
Inventories, net	31,557	18,173
Prepaid expenses and other current assets	29,661	50,248
Assets held for sale	2,016	—
Total current assets	171,417	163,413

Property and equipment, net	182,279	188,328
Operating lease right-of-use assets, net	48,827	49,165
Goodwill	94,286	94,286
Other intangible assets, net	264,767	274,396
Other assets	11,331	11,773
Total assets	$772,907	$781,361

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$24,954	$33,526
Accrued expenses and other current liabilities	25,500	28,218
Fees invoiced in advance	46,129	41,986
Current portion of long-term operating lease	9,505	11,774
Current portion of long-term debt	3,037	3,538
Total current liabilities	109,125	119,042
Long-term operating leases, net	41,588	40,010
Long-term debt, less current portion, net of debt issuance costs	392,978	389,801
Other long-term liabilities	35,360	34,963
Deferred tax liabilities, net	24,024	27,041
Total liabilities	603,075	610,857

Shareholders’ equity:
Common shares, no par value:
Authorized 74,000,000 shares at December 31, 2024 and at September 30, 2024; 33,717,662 issued and outstanding at December 31, 2024 and 26,015,129 at September 30, 2024	8,391	6,466
Additional paid-in capital	752,136	724,789
Accumulated deficit	(589,794)	(562,163)
Accumulated other comprehensive (loss) income	(901)	1,412
Total equity	169,832	170,504
Total liabilities and shareholders’ equity	$772,907	$781,361

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2024	2023
Operating activities:
Consolidated net loss	$(27,630)	$(15,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,179	14,250
Employee stock compensation expense	1,770	1,897
Changes in deferred taxes	(2,802)	(5,318)
Provision for expected credit losses	(453)	(438)
Amortization of debt issuance costs and original issue discount	1,288	846
Non-cash interest and accretion expense	3,076	1,688
Other non-cash operating activities	643	(1,147)
Changes in operating assets and liabilities:
Trade receivables and contract assets	3,391	(1,497)
Inventories	(13,632)	6,058
Prepaid expenses and other current assets	19,606	7,096
Operating lease right-of-use assets and liabilities, net	(353)	138
Accounts payable	(7,240)	(2,845)
Accrued expenses and other current liabilities	(2,343)	(2,497)
Fees invoiced in advance	5,071	(20,012)
Other asset and liabilities, net	932	11,064
Net cash used in operating activities	(4,497)	(6,545)

Investing activities:
Capital expenditures	(4,459)	(5,572)
Proceeds from sale of property and equipment	—	1,529
Net cash used in investing activities	(4,459)	(4,043)

Financing activities:
Payments on revolving credit facility	(20,000)	—
Payments on senior term notes and delayed draw term loans	(691)	(691)
Borrowings on revolving credit facility	20,000	—
Issuance of common shares	27,524	—
Other financing activities, net	(708)	(2,230)
Net cash provided by (used in) financing activities	26,125	(2,921)

Effect of exchange rate changes on cash and cash equivalents	(558)	18

Net increase (decrease) in cash and cash equivalents	16,611	(13,491)
Cash and cash equivalents at beginning of period	21,432	35,492
Cash and cash equivalents at end of period	$38,043	$22,001

Supplemental disclosure of cash flow information:
Cash paid for interest	$10,888	$11,068
Income taxes paid, net	$271	$298

INOTIV, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECT BUSINESS SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
DSA
Revenue	42,822	44,698
Operating income	1,946	1,593
Operating income as a % of total revenue	1.6%	1.2%
Add back:
Depreciation and amortization	4,583	4,409
Restructuring costs (1)	—	113
Startup costs (2)	559	830
Total non-GAAP adjustments to operating income	5,142	5,352
Non-GAAP operating income	7,088	6,945
Non-GAAP operating income as a % of DSA revenue	16.6%	15.5%
Non-GAAP operating income as a % of total revenue	5.9%	5.1%

RMS
Revenue	77,054	90,803
Operating (loss) income	(1,185)	5,078
Operating (loss) income as a % of total revenue	(1.0%)	3.7%
Add back:
Depreciation and amortization	9,438	9,737
Restructuring costs (1)	224	921
Amortization of inventory step up	—	102
Other unusual, third party costs (3)	961	1,086
Total non-GAAP adjustments to operating (loss) income	10,623	11,846
Non-GAAP operating income	9,438	16,924
Non-GAAP operating income as a % of RMS revenue	12.2%	18.6%
Non-GAAP operating income as a % of total revenue	7.9%	12.5%

	Three Months Ended December 31,
	2024	2023
Unallocated Corporate Operating Loss	(16,268)	(16,042)
Unallocated corporate operating loss as a % of total revenue	(13.6)%	(11.8)%
Add back:
Depreciation and amortization	158	104
Stock compensation expense	1,770	1,897
Acquisition and integration costs	—	70
Total non-GAAP adjustments to operating loss	1,928	2,071
Non-GAAP operating loss	(14,340)	(13,971)
Non-GAAP operating loss as a % of total revenue	(12.0)%	(10.3)%

Total
Revenue	119,876	135,501
Operating loss	(15,507)	(9,371)
Operating loss as a % of total revenue	(12.9)%	(6.9%)
Add back:
Depreciation and amortization	14,179	14,250
Stock compensation expense	1,770	1,897
Restructuring costs (1)	224	1,034
Acquisition and integration costs	—	70
Amortization of inventory step up	—	102
Startup costs (2)	559	830
Other unusual, third party costs (3)	961	1,086
Total non-GAAP adjustments to operating loss	17,693	19,269
Non-GAAP operating income	2,186	9,898
Non-GAAP operating income as a % of total revenue	1.8%	7.3%
(a)Adjustments to certain GAAP reported measures for the three months ended December 31, 2024 and 2023 include, but are not limited to, the following:
(1)For the three months ended December 31, 2024 and 2023, primarily represents costs incurred in connection with the exit of multiple sites and the enablement of the in-house integration of Inotiv’s North American transportation operations as previously disclosed.
(2)For the three months ended December 31, 2024 and 2023, primarily represents costs related to the development and initiation of new service offerings that are not yet revenue generating for the respective periods.
(3)For the three months ended December 31, 2024, primarily represents third party legal costs incurred in connection with the Department of Justice and certain other legal matters. For the three months ended December 31, 2023, primarily represents third party legal costs incurred in connection with the Department of Justice and certain remediation costs.

INOTIV, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
GAAP Consolidated Net Loss	$(27,630)	$(15,828)
Adjustments (a)
Interest expense	13,838	11,364
Income tax benefit	(2,178)	(3,494)
Depreciation and amortization	14,179	14,250
Stock compensation expense	1,770	1,897
Acquisition and integration costs	—	70
Startup costs (1)	559	830
Restructuring costs (2)	224	1,034
Unrealized foreign exchange (gain) loss	825	(1,029)
Amortization of inventory step up	—	102
(Gain) loss on disposition of assets	62	(666)
Other unusual, third party costs (3)	961	1,086
Adjusted EBITDA	$2,610	$9,616
GAAP consolidated net loss as a percent of total revenue	(23.0)%	(11.7)%
Adjustments as a percent of total revenue	25.2%	18.8%
Adjusted EBITDA as a percent of total revenue	2.2%	7.1%
(a)Adjustments to certain GAAP reported measures for the three months ended December 31, 2024 and 2023 include, but are not limited to, the following:
(1)For the three months ended December 31, 2024 and 2023, primarily represents costs related to the development and initiation of new service offerings that are not yet revenue generating for the respective periods.
(2)For the three months ended December 31, 2024 and 2023, primarily represents costs incurred in connection with the exit of multiple sites and the enablement of the in-house integration of Inotiv’s North American transportation operations as previously disclosed.
(3)For the three months ended December 31, 2024, primarily represents third party legal costs incurred in connection with the Department of Justice and certain other legal matters. For the three months ended December 31, 2023, primarily represents third party legal costs incurred in connection with the Department of Justice and certain remediation costs.